EXHIBIT 10.41

SECOND AMENDMENT TO THE
DARDEN RESTAURANTS, INC. FLEXCOMP PLAN
(AS AMENDED AND RESTATED EFFECTIVE JUNE 1, 2017)

WHEREAS, Darden Restaurants, Inc. (the “Company”) maintains the Darden Restaurants, Inc. FlexComp Plan (As Amended and Restated Effective June 1, 2017) (the “Plan”);
WHEREAS, the Plan has previously been amended and further amendment thereof is now considered desirable to (i) clarify the process for approving a participant-requested change to the time and/or form of a distribution payment and (ii) permit assignment of Plan benefits pursuant to a qualified domestic relations order;
NOW, THEREFORE, by virtue of the power reserved to the Company by Section 7.5 of the Plan, and in exercise of the authority delegated to the Darden Restaurants, Inc. Benefit Plans Committee (the “BPC”) by resolution of the Compensation Committee of the Board of Directors of the Company, the Plan is hereby amended in the following particulars, effective June 1, 2019:

1.By inserting the phrase “or its delegate” immediately following the word “Committee” where such word appears in the last sentence of Subsection 6.2(c)(2) and Subsection 6.2(c)(3) of the Plan.
2.    By substituting the following for Section 7.4 of the Plan:

“Section 7.4    Non-Assignability. The interests of persons entitled to benefits under the Plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Code or any state’s income tax act, may not be voluntarily or involuntarily sold, transferred, alienated, assigned, or encumbered. This Section 7.4 shall also apply to the creation, assignment or recognition of a right to any benefit payable pursuant to a domestic relations order, unless such order meets the requirements of Code Section 414(p)(1)(B), as determined by the Committee or its delegate.”

* * * * *
IN WITNESS WHEREOF, the Benefit Plans Committee, duly authorized by the Compensation Committee to amend or modify the Plan, has caused this amendment to be executed by a majority of its members.

Date	Julie Griffin
Date	Anthony Morrow
Date	Jennifer Pierce
Date	Pam Price
Date	Scott St. John
Date	William R. White III

DM_US 159973582-2.041674.0015